                                                                    EXHIBIT 11.4

                             WEBLINK WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                          SIX MONTHS ENDED JUNE 30, 1999
                                                       -------------------------------------------------------------------
                                                           NUMBER                   PERCENT                  EQUIVALENT
                                                          OF SHARES               OUTSTANDING                  SHARES
                                                       ---------------           ---------------           ---------------
COMMON STOCK
   From Founders' Stock                                      2,300,000                    100.00%                2,300,000
   Stock Options Exercised                                   1,074,725                     99.07%                1,064,695
   Preferred Stock Converted to Common Stock                15,310,943                    100.00%               15,310,943
   1994 Common Stock Offerings                              11,242,857                    100.00%               11,242,857
   1995 Common Stock Offerings                               4,323,874                    100.00%                4,323,874
   1996 Common Stock Offering                                6,000,000                    100.00%                6,000,000
   Employee Stock Purchase Plan Shares Issued                  127,399                     87.12%                  110,987
   1997 Warrants Exercised                                      49,450                    100.00%                   49,450
                                                       ---------------                                     ---------------
                                                            40,429,248                                          40,402,806

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                             40,402,806

NET LOSS                                                                                                   $   (50,550,825)

NET LOSS PER SHARE                                                                                         $         (1.25)
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